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                                                                    EXHIBIT 99.1


THE FOLLOWING IS A JOINT PRESS RELEASE ISSUED BY SUBURBAN LODGES OF AMERICA, INC. AND INTOWN SUITES MANAGEMENT, INC. ON JANUARY 29, 2002:

Suburban Lodges and InTown Suites Announce Proposed Merger

Business Editors

ATLANTA--(BUSINESS WIRE)--Jan. 29, 2002--Suburban Lodges of America, Inc. (NASDAQ: SLAM) and InTown Suites Management, Inc. today jointly announced that they have entered into a definitive merger agreement providing for the acquisition of all of Suburban Lodges' outstanding common stock for $8.25 per share in cash, plus a proportionate interest in a liquidating trust.

Under the terms of the agreement, Suburban Lodges and its subsidiaries will become subsidiaries of InTown Suites.

Prior to closing of the merger, Suburban Lodges will continue with its previously announced plan to dispose of real estate it had been holding for future hotel development, and will transfer any remaining unsold parcels, as well as the net cash proceeds from any such sales and certain other assets, to the liquidating trust for the benefit of its shareholders. The trust will be responsible for selling any assets transferred to it, and after the first anniversary of closing, distributing any available sales proceeds to the shareholders.

Suburban Lodges currently estimates, based on the per share cash consideration in the merger and the value of assets and cash expected to be distributed to shareholders through the liquidating trust, that shareholders may receive up to $9.04 per share as total consideration for their shares. This figure is based on Suburban Lodges' preliminary estimate that the liquidating trust will distribute up to $0.79 per share; the actual amount distributed by the liquidating trust will likely differ, perhaps materially, from the estimate based on market conditions for sales of the remaining unsold land, future liabilities and other factors.

Consummation of the merger, which is expected to occur in the second quarter of 2002, is subject to various customary conditions, including the adoption and approval of the merger agreement by Suburban Lodges' shareholders. The directors, an affiliate of certain directors and several executive officers of Suburban Lodges, who in the aggregate have the power to vote approximately 29% of Suburban Lodges' outstanding shares, have agreed to support and to vote in favor of the merger at the shareholders' meeting.

Suburban Lodges' CEO, David Krischer, said, "Since late 1998, most small public hotel companies, including Suburban Lodges, have been mired in a quandary of limited growth opportunities, limited funding and stagnant stock prices. Since the fall of 2000, we have considered numerous strategic alternatives and we are pleased to be able to announce this transaction today which, based on our current estimate of the cash to be received from the


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liquidating trust, offers our shareholders the highest per share value on the company's stock since the first quarter of 1999. Moreover, this announcement ends a period of uncertainty that has been surrounding our company as we have reviewed alternatives to maximize value for our shareholders."

David Vickers, President of InTown Suites, added, "Over the past few years, hotel industry consolidation has proven to be a successful formula for improving service to guests, providing additional opportunities for associates and creating new growth opportunities. We are truly excited to join forces with two highly regarded hotel brands."

Salomon Smith Barney is acting as sole financial advisor to Suburban Lodges. Andersen Corporate Finance LLC is acting as sole financial advisor to InTown Suites.

About Suburban Lodges

Suburban Lodges of America, Inc. owns, franchises and manages Suburban Lodges hotels, including 65 Company-owned Suburban Lodge hotels with 8,587 rooms, and franchises GuestHouse International hotels, a mid-market nightly stay hotel chain.

About InTown Suites

InTown Suites Management, Inc. is a privately held corporation based in Atlanta, Georgia, that develops extended stay hotels and currently owns and manages 53 hotels with more than 6,800 rooms in 13 states and 24 major cities.

Additional Information and Where to Find It

Suburban Lodges expects to file a proxy statement and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with the merger, and expects to mail a proxy statement to its shareholders containing information about the merger. Investors and security holders are urged to read the proxy statement carefully when it is available. The proxy statement will contain important information about Suburban Lodges, InTown Suites, the merger, the liquidating trust, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement and these other documents may also be obtained from Suburban Lodges by directing a request through the Investor Info portion of Suburban Lodges' website at http://www.suburbanlodge.com or by mail to Suburban Lodges, 300 Galleria Parkway - Suite 1200, Atlanta, GA 30339, telephone: (888) 782-9752.

In addition to the proxy statement, Suburban Lodges files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Suburban Lodges with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information


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on the public reference rooms. Suburban Lodges' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Suburban Lodges, its directors and executive officers may be deemed to be participants in the solicitation of proxies from Suburban Lodges shareholders in connection with the merger. Information about the directors and executive officers of Suburban Lodges and their ownership of Suburban Lodges shares is set forth in Suburban Lodges' proxy statement for its 2001 annual meeting of shareholders and in an amendment to Schedule 13D filed with respect to Suburban Lodges with the SEC on April 24, 2001. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement regarding the merger with InTown Suites when it becomes available.

Forward-Looking Statements

Forward-looking statements and comments in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such statements relating to, among other things, events, conditions, prospects, expectations and financial trends that may affect the transactions discussed herein, as well as Suburban Lodges' future plans of operations and financial position, are not guarantees of future performance and are necessarily subject to known and unknown risks and uncertainties, some of which are significant in scope and nature, including without limitation, the conditions to such transactions, changes in economic conditions, financial markets or consumer demand for extended stay and other forms of lodging, the level of competition in the extended stay and other lodging markets, interest rates, operating performance of Suburban Lodges' company owned hotels, future liabilities and other factors. All forward-looking statements included in this press release are based upon management's present expectations and the information available at this time. Suburban Lodges does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

CONTACT:          Suburban Lodges of America, Inc.
                  Paul A. Criscillis, Jr., 770/799-5000
                  or
                  InTown Suites Management, Inc.
                  Bill R. Brewer, 404/875-7910